                                EXHIBIT 23(d)(8)
                        INVESTMENT SUBADVISORY AGREEMENT

         THIS INVESTMENT SUBADVISORY AGREEMENT (the "Agreement"), by and between MARKET STREET INVESTMENT MANAGEMENT COMPANY (formerly "Providentmutual Investment Management Company"), a Pennsylvania corporation (the "Adviser"), and LEE MUNDER INVESTMENTS, LTD., a Florida partnership (the "Subadviser"), made as of the date that Market Street Fund, Inc., a Maryland corporation, reorganizes and redomesticates into Market Street Fund, a Delaware business trust and effective with respect to a Portfolio of Market Street Fund as specified in this Agreement.

         The Adviser and Subadviser agree as follows:

1. APPOINTMENT OF SUBADVISER. The Adviser hereby engages the services of the Subadviser in connection with the Adviser's management of one or more of the portfolios of MARKET STREET FUND (the "Fund") specified in an appendix to this Agreement (each, a "Portfolio"), as this appendix may be amended from time to time under this Agreement ("Appendix A"). Pursuant to this Agreement and subject to the oversight and supervision by the Adviser and the Fund's Board of Trustees (the "Board") and officers, the Subadviser shall manage the investment and reinvestment of all or a portion of the Portfolio's assets (collectively, the "Portfolio Segment") that the Adviser shall, from time to time, direct and that the Subadviser shall accept.


2. ACCEPTANCE OF APPOINTMENT BY SUBADVISER. The Subadviser hereby accepts the engagement by the Adviser in the foregoing capacity and agrees, at the Subadviser's own expense, to render the services set forth herein and to provide the office space, furnishings, equipment, and personnel required by the Subadviser to perform these services on the terms and for the compensation provided in this Agreement.


3. SERVICES TO BE PROVIDED BY SUBADVISER. In particular, the Subadviser shall furnish continuously an investment program for the Portfolio Segment and shall determine from time to time in the Subadviser's discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio Segment shall be held in various securities, cash, or other investments. In this connection, the Subadviser shall provide the Adviser, and the Fund's Board and officers, with any reports and documentation as the Adviser, and the Fund's Board and officers shall reasonably request regarding the Subadviser's management of the Portfolio Segment assets. The Subadviser shall not delegate any of the Subadviser's duties under this Agreement to any other subadviser without the consent and approval of the Fund's Board and a majority of those trustees who are not parties to this Agreement or "interested persons" of any party; provided, that, in the event the Subadviser is authorized to so delegate, the Subadviser shall retain overall responsibility for these delegated powers and functions and any and all obligations and liabilities in connection therewith.

4. COMPLIANCE BY SUBADVISER WITH PORTFOLIO POLICIES AND APPLICABLE LAW. The Subadviser shall carry out the Subadviser's responsibilities under this Agreement in compliance with: (a) a Portfolio's investment objective, policies, and restrictions, as set forth in the Fund's current registration statement, as amended from time to time; (b) any policies or directives as the Fund's Board may from time to time establish or issue and communicate to the Adviser in writing; and (c) applicable law and related regulations. The Adviser shall promptly notify the Subadviser in writing of changes to (a) or (b) above and shall notify the Subadviser in writing of changes to (c) above promptly after the Adviser becomes aware of these changes.

5. SUBADVISER'S DUTIES REGARDING PORTFOLIO TRANSACTIONS.

         (a) PLACEMENT OF ORDERS. The Subadviser shall take all actions the Subadviser considers necessary to implement the investment policies of the Portfolio, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio Segment with brokers or dealers the Subadviser selects, and, to that end, the Subadviser is authorized as the Fund's agent to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for the Portfolio's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Subadviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Fund's Board and set forth in the Fund's current registration statement.

         (b) SELECTION OF BROKERS AND DEALERS. To the extent permitted by the policy guidelines set forth in the Fund's current registration statement, in the selection of brokers and dealers to execute portfolio transactions, the Subadviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Subadviser believes will enhance the Subadviser's general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to this broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by these brokers and dealers. In connection with the foregoing, the Subadviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Subadviser, a higher commission than that charged by other brokers and dealers if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of these services in terms of either the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Portfolio Segment and to any other client accounts or portfolios that the Subadviser advises. The execution of these transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

         (c) SOFT DOLLAR ARRANGEMENTS. On an ongoing basis, but not less often than annually, the Subadviser shall identify and provide a written description to the Adviser and Fund of all "soft dollar" arrangements that the Subadviser maintains with respect to the Portfolio Segment or with brokers or dealers that execute transactions for the Portfolio Segment. Prior to the commencement of the active management of the Portfolio Segment, and periodically thereafter, but not less often than annually, the Subadviser shall provide the Adviser and Fund with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

         (d) AGGREGATED TRANSACTIONS. The Subadviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios that the Subadviser manages. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged, and the Portfolio Segment and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold the Portfolio's portion of the securities at this average price; and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio Segment) participating in the transaction. When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio Segment), the Subadviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Subadviser considers equitable. The Adviser recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio Segment.

6. NON-EXCLUSIVITY OF SUBADVISER'S SERVICES. The Subadviser's services under this Agreement are not exclusive. The Subadviser may provide the same or similar services to other clients. The Adviser acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio Segment) for which that security or investment is recommended or executed. This Agreement does not require the Subadviser to give priority to the Portfolio Segment over other client accounts or portfolios. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Fund, or the Portfolio or otherwise be deemed an agent of the Adviser, the Fund, or the Portfolio.

7. DELEGATION OF PROXY VOTING RIGHTS. The Adviser delegates the Adviser's discretionary authority to exercise voting rights with respect to the securities and other investments in the Portfolio Segment to the Subadviser. The Subadviser shall exercise these voting rights unless and until the Adviser revokes this delegation in writing. The Adviser may revoke this delegation at any time without cause. The Subadviser shall maintain and preserve a record, in an easily accessible place for a period of not less than three (3) years, of the Subadviser's voting procedures, and of the Subadviser's actual votes, and the Subadviser shall supply this record to the Adviser, or any authorized representative of the Adviser, upon the written request of the Adviser or the Adviser's authorized representative, as appropriate.

8. AFFILIATED BROKERS. The Subadviser or any of the Subadviser's affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Portfolio Segment, subject to: (a) the requirement that the Subadviser seek to obtain best execution and price within the policy guidelines determined by the Fund's Board and set forth in the Fund's current registration statement; (b) the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (c) the provisions of the Securities Exchange Act of 1934, as amended, including, but not limited to, Section 11(a) thereof; and (d) other applicable provisions of law. These brokerage services are not within the scope of the duties of the Subadviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Fund's Board, the Subadviser or the Subadviser's affiliate may receive brokerage commissions, fees, or other remuneration from the Portfolio or the Fund for these services in addition to the Subadviser's fees for services under this Agreement.

9. CUSTODY. Nothing in this Agreement shall require the Subadviser to take or receive physical possession of cash, securities, or other investments of a Portfolio Segment.

10. REGISTRATION OF SUBADVISER. The Subadviser is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Advisers Act. The Subadviser shall remain so registered throughout the term of this Agreement and shall notify the Adviser immediately if the Subadviser ceases to be so registered as an investment adviser.

11. REPRESENTATIONS AND COVENANTS OF SUBADVISER.

         (a) The Subadviser: (a) is duly organized and validly existing under Florida law with the power to own and possess the Subadviser's assets and carry on the Subadviser's business as this business is now being conducted; (b) has the authority to enter into and perform the services contemplated by this Agreement; (c) is not prohibited by the Investment Company Act of 1940, as amended (the "1940 Act"), or the Advisers Act from performing the services contemplated by this Agreement; (d) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (e) shall promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

         (b) The Subadviser shall manage the amounts in a Portfolio in accordance with the prospectus and statement of additional information, with respect to the Portfolio, and in compliance with Section 817(h) of the United States Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable, and United States Treasury Regulation Section 1.817-5; furthermore, the Subadviser will promptly inform the Adviser and Fund if any information in the prospectus or statement of additional information, with respect to the Portfolio, or if any action relating to the Subadviser or the Subadviser's services to the Portfolio is (or will become) inaccurate, incomplete, or no longer compliant with Code Section 817(h) or Section 1.817-5, supra.

12. REPRESENTATIONS AND COVENANTS OF ADVISER. The Adviser: (a) is duly organized and validly existing under Pennsylvania law with the power to own and possess the Adviser's assets and carry on the Adviser's business as this business is now being conducted; (b) has the authority to enter into and perform the services or other matters contemplated by this Agreement; (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (d) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Adviser in order to perform the services or other matters contemplated by this Agreement; and (e) shall promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. The Adviser represents that the Fund is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the Fund's shares representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

13. SUBADVISER CODE OF ETHICS. The Subadviser certifies that the Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, and that the Subadviser has instituted procedures reasonably necessary to prevent Access Persons from violating of the Subadviser's code of ethics. The Subadviser will provide the Adviser and the Fund with a copy of that code, together with evidence of the code's adoption. Within twenty (20) days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of the Subadviser shall certify to the Adviser or the Fund that the Subadviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of the Subadviser's code of ethics or, if a violation has occurred, that appropriate action has been taken in response to the violation; provided, that, no less frequently than annually, the appropriate officer of the Subadviser shall furnish a written report to the Adviser that complies with the requirements of Rule 17j-1 with respect to these reports regarding issues, material violations, and any related sanctions in connection with the administration of the code of ethics, or as otherwise required pursuant to Rule 17j-1. Upon written request of the Adviser or the Fund, the Subadviser shall permit representatives of the Adviser or the Fund to examine the reports (or summaries of the reports) required to be made to the Subadviser by Rule 17j-1(d)(1) and other records evidencing enforcement of the code of ethics.

14. FEE PROVISIONS.

         (a) FEE. For the services rendered, the facilities furnished, and the expenses assumed by the Subadviser, the Adviser shall pay the Subadviser fees each 30 days, in arrears, based on the combined net assets of all Portfolio Segments managed by the Subadviser, calculated daily at the annual rate specified in an appendix to this Agreement, as this appendix may be amended from time to time under this Agreement ("Appendix B"). The Subadviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth in Appendix B. For the purpose of accruing compensation, the net assets of a Portfolio Segment shall be determined in the manner and on the dates set forth in the Fund's current prospectus, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

         (b) SPECIAL FEE PROVISIONS. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty (30) business days of the date of termination. During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to the suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until the Portfolio's net asset rate is again determined.

15. RECORDS.

         (a) MAINTENANCE OF RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio Segment's investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10), and (f) of Rule 31a-1 under the 1940 Act.

         (a) OWNERSHIP OF RECORDS. The Subadviser agrees that all books and records which the Subadviser maintains for the Portfolio or the Fund are the Fund's property and further agrees to surrender promptly to the Adviser or the Fund any books, records, or information upon the Adviser's or the Fund's request; provided, however, that the Subadviser may retain copies of the records. All the requested books and records shall be made available, within five (5) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Subadviser's offices. The Adviser and the Fund or either of the Adviser's or Fund's authorized representatives shall have the right to copy any records in the possession of the Subadviser that pertain to the Portfolio or the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all these books, records, or other information shall be returned to the Adviser or the Fund. The Subadviser agrees that the policies and procedures the Subadviser has established for managing the Portfolio Segment, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the Subadviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Adviser and the Fund or either of the Adviser's or Fund's authorized representatives not less frequently than annually.

16. CONFIDENTIALITY.

         (a) NON-DISCLOSURE BY SUBADVISER. The Subadviser agrees that the Subadviser will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever, except as authorized in this Agreement or specifically by the Adviser or the Fund, or if this disclosure is required by federal or state regulatory authorities or by a court.

         (b) NON-DISCLOSURE EXCEPTIONS. The Subadviser may disclose the investment performance of the Portfolio and the Portfolio Segment; provided, that the disclosure does not reveal the identity of the Adviser, the Portfolio, or the Fund. The Subadviser may, however, disclose that the Adviser, the Fund and the Portfolio are the Subadviser's clients; provided, that the disclosure does not reveal the investment performance or the composition of the Portfolio Segment.

17. LIMITATION OF LIABILITY OF SUBADVISER. In the absence of willful misfeasance, bad faith, or gross negligence on the part of the Subadviser or the Subadviser's officers, directors, or employees, or reckless disregard by the Subadviser of the Subadviser's duties under this Agreement (together, "disabling conduct"), the Subadviser shall not be liable to the Adviser, the Portfolio, or the Fund, or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security or other investment, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

18. SUBADVISER TO INDEMNIFY ADVISER. The Subadviser agrees to indemnify and defend the Adviser, the Adviser's officers, directors, partners, employees, and any person who controls the Adviser for any loss or expense (including attorney's fees) arising out of any claim, demand, action, suit, or proceeding arising out of any actual or alleged material misstatement or omission in the Fund's registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio relating to disclosure about the Subadviser provided to the Adviser or the Fund by the Subadviser.

19. ADVISER TO INDEMNIFY SUBADVISER. The Adviser agrees to indemnify and defend the Subadviser, the Subadviser's officers, directors, partners, employees, and any person who controls the Subadviser for any loss or expense (including attorney's fees) arising out of any claim, demand, action, suit, or proceeding arising out of any actual or alleged material misstatement or omission in the Fund's registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission relating to disclosure about the Subadviser provided to the Adviser or the Fund by the Subadviser).

20. DOCUMENT DELIVERY AND REVIEW. The Adviser shall furnish the Subadviser with copies of the Fund's prospectus and statement of additional information, proxy statements, sales literature, or any other material prepared for distribution to its shareholders, or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing within three (3) business days or such other time as may be agreed to by the parties in writing after receipt thereof, as soon as practicable after such documents become available. The Adviser shall ensure that materials prepared by employees or agents of the Adviser that refer to the Subadviser in any way are consistent with those materials previously approved by the Subadviser, as referenced in the preceding sentence. The Adviser shall furnish the Subadviser with any further documents, materials, or information that the Subadviser may reasonably request in writing to perform the Subadviser's duties pursuant to this Agreement.

21. EFFECTIVENESS. This Agreement shall not become effective with respect to a Portfolio until this Agreement is approved by the Fund's Board, including a majority of trustees who are not parties to this Agreement or "interested persons" of any party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of the Portfolio. Subject to receipt of all necessary approvals, this Agreement shall be effective as of the date, and for the term, provided in Appendix A with respect to a Portfolio.

22. TERMINATION. This Agreement may be terminated with respect to a Portfolio at any time without the payment of any penalty, by the Fund's board of directors, or by vote of a majority of the outstanding shares representing an interest in the Portfolio, on sixty days written notice to the Adviser, or on ten days' notice to the Subadviser, or by the Adviser or Subadviser, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Fund regarding the Adviser's management of the affected Portfolio.

23. AMENDMENT. This Agreement may be amended with respect to a Portfolio in writing by the parties only if the amendment is specifically approved by: (a) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (b) if required by applicable law, the vote of a majority of outstanding shares of the affected Portfolio.

24. DEFINITIONS. The terms "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in Section 2(a) of the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy or (b) more than fifty percent (50%) of the outstanding shares.

25. GOVERNING LAW. This Agreement shall be construed in accordance with Pennsylvania law and applicable provisions of the Advisers Act and 1940 Act.

26. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

27. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                  Market Street Investment Management Company


                                  By: /s/ Sarah C. Lange
                                      --------------------
                                      Name:   Sarah C. Lange
                                      Title:  President

ATTEST:


/s/ James Bernstein
-------------------




                                  Lee Munder Investments, Ltd.


                                  By: /s/ Nicolas Battelle
                                      --------------------
                                      Name:  Nicholas Battelle
                                      Title:  Managing Director
ATTEST:


/s/ Sarah Ashworth
------------------

                                   APPENDIX A

             TO THE INVESTMENT SUBADVISORY AGREEMENT BETWEEN MARKET
                    STREET INVESTMENT MANAGEMENT COMPANY AND
                          LEE MUNDER INVESTMENTS, LTD.

           PORTFOLIO(S)                           EFFECTIVE DATE AND TERM
           ------------                           -----------------------

All Pro Small Cap Growth Portfolio          The effective date of this Agreement
                                            with respect to this Portfolio shall
                                            be as of the close of business on
                                            the 26th day of January, 2001. The
                                            term of this Agreement shall
                                            continue for thirty-day (30-day)
                                            periods up to a maximum of two (2)
                                            years and shall thereafter continue
                                            in effect from year to year so long
                                            as the Agreement's continuance is
                                            specifically approved at least
                                            annually by: (a) the Fund's Board of
                                            Trustees, or by the vote of a
                                            majority of the outstanding shares
                                            of the Portfolio, and (b) a majority
                                            of those trustees who are not
                                            parties to this Agreement or
                                            interested persons of any party cast
                                            in person at a meeting called for
                                            the purpose of voting on the
                                            Agreement's approval.



Market Street Investment Management Company


By: /s/ Sarah C. Lange                            Date: 1-22-01
    --------------------                                -------
    Name:    Sarah C. Lange
    Title:   President




Lee Munder Investments, Ltd.


By: /s/ Nicholas Battelle                         Date: 1-25-01
    ------------------------------                      -------
    Name:  Nicholas Battelle
    Title:  Managing Director

                                   APPENDIX B

             TO THE INVESTMENT SUBADVISORY AGREEMENT BETWEEN MARKET
                      STREET INVESTMENT MANAGEMENT COMPANY
                        AND LEE MUNDER INVESTMENTS, LTD.


                                  PORTFOLIO(S)

All Pro Small Cap Growth Portfolio

                                      FEE

0.50% of the combined average daily net assets, calculated as described in
Section 14 of this Agreement.











Market Street Investment Management Company


By: /s/ Sarah C. Lange                            Date: 1-22-01
    --------------------                                -------
    Name:    Sarah C. Lange
    Title:   President




Lee Munder Investments, Ltd.


By: /s/ Nicholas Battelle                         Date: 1-25-01
    ------------------------------                      -------
    Name:  Nicholas Battelle
    Title: Managing Director